DAVIS INTERNATIONAL SERIES, INC.
DAVIS INTERNATIONAL TOTAL RETURN FUND
NOTES TO FINANCIAL STATEMENTS
At September 30, 2001

NOTE 7 - MATTERS SUBMITTED TO A VOTE OF SHAREHOLDERS (UNAUDITED)

	A special meeting of shareholders was held on December 1, 2000. Proxies were not solicited but a Notice of Special Meeting was mailed to all shareholders of record. Of the eligible voting power, 16,836,179 votes or 54.57% voted to approve each of the proposals listed below.
No votes were received either against approving these proposals or abstaining.

PROPOSAL 1
Election of the following Directors

Jeremy H. Biggs			Christopher C. Davis
G. Bernard Hamilton		Keith R. Kroeger
The Very Reverend James R. Leo	Richard M. Murray
Theodore B. Smith, Jr.

PROPOSAL 2A
To approve the New Advisory Agreement with Davis Selected Advisers, Inc., and its wholly owned subsidiary, Davis Selected Advisers - NY, Inc.

PROPOSAL 2B
To approve the New Sub-Advisory Agreement between Davis Selected
Advisers, Inc. and Fiduciary International, Inc.

PROPOSAL 3A
To amend fundamental policy regarding diversification

PROPOSAL 3B
To amend fundamental policy regarding concentration

PROPOSAL 3C
To amend fundamental policy regarding senior securities

PROPOSAL 3D
To amend fundamental policy regarding borrowing

PROPOSAL 3E
To amend fundamental policy regarding underwriting

PROPOSAL 3F
To amend fundamental policy regarding investments in commodities and real estate

PROPOSAL 3G
To amend fundamental policy regarding making loans

PROPOSAL 4
To ratify the selection of KPMG LLP as independent accountants of the Fund





















DAVIS INTERNATIONAL SERIES, INC.
DAVIS INTERNATIONAL TOTAL RETURN FUND
NOTES TO FINANCIAL STATEMENTS - Continued
At September 30, 2001

NOTE 7 - MATTERS SUBMITTED TO A VOTE OF SHAREHOLDERS (UNAUDITED) - Continued

   	A special meeting of shareholders was held on February 23, 2001. Proxies were not solicited but a Notice of Special Meeting was mailed to all shareholders of record. Of the eligible voting power, 13,926,394 votes or 68.33% voted to approve each of the proposals listed below. No votes were received either against approving these proposals or abstaining.

PROPOSAL 1
Election of the following Directors

Wesley E. Bass, Jr.		Jeremy H. Biggs		     Marc P. Blum
Christopher C. Davis		Jerry D. Geist		     Andrew A. Davis
D. James Guzy			G. Bernard Hamilton	     Laurence W. Levine
Theodore B. Smith, Jr.		Christian R. Sonne	     Marsha Williams

PROPOSAL 2
To approve the New Sub-Advisory Agreement with Fiduciary International, Inc.